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As filed with the Securities and Exchange Commission on February 12, 2003

Registration No. 333-102585

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No.1

to
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

FLEETWOOD ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-1948322 (I.R.S. Employer Identification No.)
3125 Myers Street Riverside, California 92503-5527 (909) 351-3500 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Boyd R. Plowman Executive Vice President and Chief Financial Officer 3125 Myers Street Riverside, California 92503-5527 (909) 351-3500 (Name and address, including zip code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

Common Stock	(2),(3)	(2)	(2)	see below

Total	$40,000,000(2)	(2)	$40,000,000(2)	$3,680(4)

(1)
Exclusive of accrued interest and dividends, if any. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(2)
In no event will the aggregate maximum offering price of all securities issued, from time to time, pursuant to this Registration Statement exceed $40,000,000. The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(3)
Subject to footnote (2), there is being registered hereunder an indeterminate number of shares of the Registrant's common stock as may be sold from time to time by the Registrant, including shares of other classes or series of the Registrant's stock that may be issued upon reclassification of unissued, authorized stock of the Registrant. Each share of common stock includes the associated Preferred Share Purchase Rights issued under the Rights Agreement dated as of September 15, 1998, as amended April 30, 2001 and as of December 31, 2002, by and between the Registrant and EquiServe Trust Company, N.A., f/k/a Fleet National Bank, f/k/a BankBoston, N.A., as Rights Agent.
(4)
Previously paid.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

$40,000,000

FLEETWOOD ENTERPRISES, INC.

Common Stock

        This prospectus provides a general description of the common stock that we may offer from time to time. Each time we sell securities, we will provide a supplement to this prospectus that will contain specific information about the offering and the specific terms about the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

        The aggregate initial offering price of all securities sold under this prospectus will not exceed $40,000,000.

        Our common stock is listed on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "FLE".

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is February    , 2003

        No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the SEC pursuant to a "shelf" registration process. Under this shelf registration process, we may sell the securities described in this prospectus up to a total dollar amount of $40,000,000.

        The type of securities that we may offer and sell by this prospectus is common stock.

        This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will describe in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information:

  •
  the amount of common stock which we propose to sell;

  •
  the offering price of the common stock;

  •
  the names of the underwriters or agents, if any, through or to which we will sell the securities;

  •
  any compensation of those underwriters or agents;

  •
  information about any securities exchanges or automated quotation systems on which the securities will be listed or traded;

  •
  any material United States federal income tax considerations applicable to the securities; and

  •
  any other material information about the offering and sale of the common stock.

        In addition, the prospectus supplement may add, update or change the information continued in this prospectus.

THE COMPANY

        Unless otherwise indicated, "we," "us," "our" and similar terms refer to Fleetwood Enterprises, Inc. Throughout this prospectus, we use the term "fiscal," as it applies to a year, to represent the fiscal year ending on the last Sunday in April. When we refer to a specific fiscal year, the year reference is to the calendar years in which the fiscal year ends. For example, "fiscal 2002" represents the fiscal year that ended on April 28, 2002. Similarly, our fiscal quarters end on the last Sunday of each of the months of July, October, January and April. We are the nation's largest manufacturer of recreational vehicles, including motor homes, travel trailers, folding trailers and slide-in truck campers, and one of the nation's largest producers and retailers of manufactured housing. In fiscal 2002 and for fiscal 2003 through the fiscal quarter ended October 27, 2002, we sold 53,575 and 31,747 recreational vehicles, respectively. In calendar 2001, we had a 19.6% share of the overall recreational vehicle retail market, consisting of a 17.2% share of the motor home market, a 15% share of the travel trailer market and a 41.7% share of the folding trailer market. In fiscal 2002 and for fiscal 2003 through the fiscal quarter ended October 27, 2002, we shipped 30,056 and 13,937 manufactured homes, respectively, and were the second largest producer of HUD-Code homes in the United States in terms of units sold. In calendar 2001, we had a 3% share of the total single-family housing market and a 17.4% share of the manufactured housing retail market.

        In fiscal 2002, we generated consolidated revenues of $2.28 billion and incurred a net loss of $161.9 million, and in the second quarter of fiscal 2003 we had consolidated revenues of $641 million and showed a net profit of $4.6 million. The losses were due primarily to significantly reduced sales volume in both manufactured housing and, until the third quarter of fiscal 2002, recreational vehicles and to charges related to goodwill impairment, restructuring and downsizing initiatives.

        Our manufacturing activities are conducted in 16 states within the U.S., and to a much lesser extent in Canada. In addition, we operate five supply companies that provide components for our manufactured housing and recreational vehicle operations, while also generating outside sales.

        Our business began in 1950 in producing manufactured homes. We entered the recreational vehicle business in 1964. In fiscal 1999, we entered the manufactured housing retail business through a combination of key acquisitions and internal development of new retail sales centers. At October 27, 2002, we operated 135 retail sales locations in 25 states, and were one of the four largest retailers of manufactured homes in the United States.

        Our principal executive offices are located at 3125 Myers Street in Riverside, California 92503, and our telephone number is (909) 351-3500.

DESCRIPTION OF OUR CAPITAL STOCK

Capital Stock

        Our authorized capital stock consists of 75,000,000 shares of common stock and 10,000,000 shares of preferred stock, each with a par value of $1.00 per share. At February 12, 2003, we had outstanding:

  •
  35,934,892 shares of common stock (as well as the same number of "rights" to purchase junior participating preferred shares under the terms of our rights plan discussed below);

  •
  exercisable stock options to purchase an aggregate of approximately 5,230,857 shares of our common stock;

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  warrants to purchase up to an aggregate of 150,000 shares of our common stock;

  •
  no shares of preferred stock; and

  •
  an aggregate of approximately $373.3 million in liquidation amount of convertible trust preferred securities. Holders of these existing preferred securities have the right to convert their securities into an aggregate of 21,630,980 shares of our common stock, subject to adjustment.

        Subject to the rights of holders of our existing preferred securities, our common stock holders are entitled to receive dividends if and when they are declared by our board of directors from legally available funds and, in the event of liquidation, to receive pro rata all assets remaining after payment of all obligations. Each holder of our common stock is entitled to one vote for each share held and to cumulate his votes for the election of directors. Our stockholders do not have preemptive rights.

        The authorized shares of our preferred stock are issuable, without further stockholder approval, in one or more series as determined by our board of directors. Our board of directors also determines the voting rights, designations, powers, preferences, and the relative participating, optional or other rights of each series of our stock, as well as any qualifications, limitations or restrictions.

        Our certificate of incorporation provides for a classified board of directors, approximately one-third of which is elected annually for a three-year term. Our certificate of incorporation also requires a vote of holders of at least 80% of our voting stock to adopt or modify our bylaws, or to approve a merger, a sale of substantially all of our assets or certain other transactions between us and any other corporation holding directly or indirectly more than 5% of our voting stock, unless the merger, sale or other transaction was approved by our board of directors prior to the other corporation's acquisition of more than 5% of our voting stock. The above provisions cannot be changed unless the change is approved by the affirmative vote of at least 80% of our voting stock.

        EquiServe, L.P. is the transfer agent and registrar for our common stock.

Rights

        On September 15, 1998, our board of directors declared a dividend distribution on each then outstanding share of our common stock of one right to acquire one one-thousandth of a share of our series A junior participating preferred stock at an exercise price of $160.00, subject to adjustment. These rights are also issued with any shares of our common stock that are issued after the initial dividend distribution and before the occurrence of specified events.

        The rights may only be exercised:

  •
  10 days after public announcement that a person or group of affiliated persons has acquired or obtained the right to acquire beneficial ownership of 15% or more (17 1/2% in the case of a passive institutional investor) of our outstanding common stock without the prior approval of our board of directors (such person or group being defined as an "acquiring person"); or

  •
  10 days after commencement of a tender offer or exchange offer that would result in a person or group of affiliated persons beneficially owning 15% or more of our common stock.

        If a party acquires 15% or more (17 1/2% in the case of a passive institutional investor) of our outstanding shares of common stock in accordance with certain defined terms or our board of directors determines that any person has become an acquiring person, each right will entitle its holder to purchase, at the right's then current exercise price, a number of shares of our common stock having a market value of twice the right's then current exercise price.

        The rights do not have voting or dividend rights and expire on September 15, 2008, if not redeemed, exchanged or tendered prior to this date. The rights may be redeemed in whole, but not in part, by us at a price of $0.002 per right at any time prior to the earlier of:

  •
  the expiration of the rights;

  •
  10 days following a person or group's acquisition of 15% or more (17 1/2% in the case of a passive institutional investor) of our outstanding common stock; or

  •
  10 days following our board of directors' determination of a person to be an acquiring person.

        If we are acquired, under certain circumstances each right entitles the holder to purchase, at the right's then current exercise price, a number of the acquiring company's common shares having a market value of twice the right's then current exercise price.

        Unless and until the rights become exercisable, the rights trade only with our shares of common stock and are represented by the stock certificates representing our common stock. If the rights become exercisable, separate certificates representing the rights will be delivered to the holders of our common stock at that time, and the rights will then trade separately from our shares of common stock.

Warrants

        On August 30, 2001, we issued common stock warrants to a business consulting firm covering the right to purchase up to 150,000 shares of our common stock through a private placement, subject to upward or downward adjustment.

        The warrants do not have voting or dividend rights and are exercisable at any time from the date of issuance until they expire on January 2, 2005. We granted registration rights to the business consultant and on November 19, 2001, we filed a registration statement to register for resale under the Securities Act the shares underlying the warrants.

USE OF PROCEEDS

        We intend to use the net proceeds that we receive from the sale of the securities offered by this prospectus for general corporate purposes or as may be stated in a supplement or supplements to this prospectus.

PLAN OF DISTRIBUTION

General

        The securities which may be offered pursuant to this prospectus and any prospectus supplement may be offered by us to one or more underwriters for public offering and sale by them or to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of such securities will be named in the applicable prospectus supplement. Sales of such securities may be effected by us from time to time in one or more types of transactions (which may include block transactions) on the New York Stock Exchange or other securities exchange, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the securities, through short sales of the securities, or a combination of such methods of sale. Such transactions may or may not involve brokers or dealers.

        Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may offer and sell the securities in exchange for one or more of our outstanding debt securities or other securities.

        In connection with the sale of the securities, underwriters may receive compensation in the form of underwriting discounts, concessions or commissions from us and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

        Direct sales of securities may be made on a national securities exchange or otherwise.

        Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities.

        Certain of the underwriters, dealers, agents and remarketing firms described below and their associates may engage in transactions with, and perform services for, us in the ordinary course of business.

        Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

        We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any resales of the securities. To the extent required, the prospectus supplement will describe the terms of such sales, include the terms of any bidding or auction process, if used.

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers to purchase securities from us pursuant to contracts providing for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

        Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The persons engaging in these activities may discontinue any of these activities at any time.

LEGAL MATTERS

        Forrest D. Theobald, our Senior Vice President and General Counsel, has issued an opinion with respect to the validity of the securities being offered by this prospectus. If counsel for any underwriters passes on legal matters in connection with an offering of the securities described in this prospectus, we will name that counsel in the accompanying prospectus supplement relating to that offering.

EXPERTS

        The consolidated financial statements of Fleetwood Enterprises, Inc. appearing in Fleetwood Enterprises, Inc.'s Annual Report (Form 10-K) for the year ended April 28, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        With respect to the unaudited condensed consolidated interim financial information for the three-month period ended July 28, 2002 and the three and six-month periods ended October 27, 2002, incorporated by reference in this Prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports, included in Fleetwood Enterprises, Inc.'s Quarterly Reports on Form 10-Q for the quarter ended July 28, 2002 and October 27, 2002, and incorporated herein by reference, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Act") for their report on the unaudited interim financial information because those reports are not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Act.

        On April 2, 2002, we terminated the engagement of Arthur Andersen LLP, and on April 4, 2002, we engaged Ernst & Young LLP as our independent auditors. Our consolidated balance sheets as of April 30, 2000 and April 29, 2001, and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal years incorporated by reference in this registration statement have been audited by Andersen, as stated in their report dated July 30, 2001, which is incorporated by reference herein. After reasonable efforts, we have been unable to obtain Andersen's consent to the incorporation by reference into this registration statement of Andersen's report with respect to these financial statements. Under these circumstances, Rule 437a under the Act permits us to file this registration statement without a written consent from Andersen. The absence of such consent may limit recovery by investors on certain claims. In particular, and without limitation, investors will not be able to assert claims against Andersen under Section 11 of the Act. In addition, the ability of Andersen to satisfy any claims (including claims arising from Andersen's provision of auditing and other services to us) may be limited as a practical matter due to the events regarding Andersen.

FORWARD LOOKING STATEMENTS

        This prospectus contains forward-looking information. This forward-looking information is subject to risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue," or the negative of these terms or other comparable terminology. These statements are only predictions and may be inaccurate. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under "Risks Relating to our Business" in Item 1 of our Annual Report on Form 10-K for the fiscal year ending April 28, 2002. These factors may cause our actual results to differ materially from any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements and other information with the SEC, in accordance with the Securities Exchange Act of 1934, as amended. You may read and copy the registration statement, the documents that we incorporate by reference into the prospectus, as well as our other reports, proxy statements and other information filed by us at the public reference facilities maintained by the SEC at Room 1024, 45 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at 233 Broadway, 16th Floor, Woolworth Building, New York, New York 10279-1803 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain copies from the public reference room by calling the SEC at 1-800-SEC-0330. In addition, we are required to file electronic copies of these materials with the SEC through the SEC's EDGAR system. You may access the information we file with the SEC over the Internet at the SEC's web site at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we filed with them, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is complete:

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  Current Report on Form 8-K, filed January 21, 2003;

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  Amendment to Registration Statement on Form 8-A, filed January 21, 2003;

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  Amendment to Quarterly Report for the fiscal quarter ended July 28, 2002, filed January 17, 2003;

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  Current Report on Form 8-K, filed December 10, 2002;

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  Current Report on Form 8-K, filed on December 9, 2002;

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  Quarterly Report on Form 10-Q for the fiscal quarter ended October 27, 2002;

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  Current Report on Form 8-K, filed on September 24, 2002;

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  Current Report on Form 8-K, filed on September 5, 2002;

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  Amendment No. 1 to Quarterly Report on Form 10-Q for the fiscal quarter ended July 28, 2002;

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  Quarterly Report on Form 10-Q for the fiscal quarter ended July 28, 2002;

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  Current Report on Form 8-K, filed on August 13, 2002;

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  Current Report on Form 8-K, filed on August 9, 2002;

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  Current Report on Form 8-K, filed on July 26, 2002;

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  Current Report on Form 8-K, filed on July 18, 2002;

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  Annual Report on Form 10-K for the fiscal year ended April 28, 2002;

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  Registration Statement on Form 8-A, filed on October 28, 1998; and

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  The description of our common stock contained in our Registration Statement on Form S-4/A, filed on June 25, 1998.

        You may request a copy of these filings, at no cost to you, by writing or telephoning us at the following address:

Investor Relations Department, Fleetwood Enterprises, Inc.,
3125 Myers Street, Riverside, California 92503
(909) 351-3500

$40,000,000

FLEETWOOD ENTERPRISES, INC.
Common Stock

PROSPECTUS

February            , 2003

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth all expenses payable by Fleetwood in connection with the offering of our securities being registered hereby. All amounts are estimated except the SEC registration fee:

Expenses	Amount
SEC Registration Fee	$3,680
Printing and Engraving Expenses	$5,000
Legal Fees and Expenses	$5,000
Accounting Fees and Expenses	$5,000
Miscellaneous Expenses	$0

TOTAL	$18,680

Item 15. Indemnification of Officers and Directors.

        Fleetwood Enterprises, Inc. is a Delaware corporation. Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Fleetwood Enterprises) by reason of the fact that such person is or was a director, officer, employee or agent of Fleetwood Enterprises, or is or was serving at the request of Fleetwood Enterprises as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Fleetwood Enterprises, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

        Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Fleetwood Enterprises to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to Fleetwood Enterprises unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

        Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such officer or director shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that Fleetwood Enterprises may purchase and maintain insurance on behalf of a director or officer of Fleetwood Enterprises against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not Fleetwood Enterprises would have the power to indemnify him or her against such liabilities under Section 145.

        Fleetwood Enterprises' Charter contains no provisions regarding indemnification of officers and directors. Fleetwood Enterprises' Bylaws provide that the corporation shall, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including a derivative action) by reason of the fact that he is or was a director or officer of Fleetwood Enterprises, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Fleetwood Enterprises, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Bylaws authorize the advance of expenses in certain circumstances and authorize the corporation to provide indemnification or advancement of expenses to any person, by agreement or otherwise, on such terms and conditions as the board of directors may approve. The Bylaws also authorize Fleetwood Enterprises to purchase and maintain insurance on behalf of a director, officer, employee, agent of Fleetwood Enterprises or a person acting at the request of Fleetwood Enterprises as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body against any liability incurred by him in any such capacity whether or not the corporation would have the power to indemnify him.

        In addition to the indemnification provisions in Fleetwood Enterprises' Bylaws, Fleetwood Enterprises has entered into indemnity agreements with individuals serving as officers of the corporation. Therein, Fleetwood Enterprises has agreed to pay on behalf of the officer and his executors, administrators or assigns, any amount which he is or becomes legally obligated to pay because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which he commits or suffers while acting in his capacity as officer of the corporation and solely because of his being an officer. Fleetwood Enterprises has agreed to pay damages, judgments, settlements and costs, costs of investigation, costs of defense of legal actions, claims or proceedings and appeals therefrom, and costs of attachment or similar bonds. Fleetwood Enterprises has also agreed that if it shall not pay within a set period of time after written claim, the officer may bring suit against Fleetwood Enterprises and shall be entitled to be paid for prosecuting such claim. Fleetwood Enterprises has not agreed to pay fines or fees imposed by law or payments which it is prohibited by applicable law from paying as indemnity and has not agreed to make any payment in connection with a claim made against the officer for which payment was made to the officer under an insurance policy, for which the officer is entitled to indemnity otherwise than under the agreement, and which is based upon the officer gaining any personal profit or advantage to which he was not legally entitled, in addition certain other payments.

Item 16. Exhibits.

        See Exhibit Index attached hereto following the signature pages and incorporated herein by reference.

Item 17. Undertakings.

        The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

        (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

        (3)  To remove from Registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5)  To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        (6)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Fleetwood Enterprises, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Riverside, State of California, on February 12, 2003.

Fleetwood Enterprises, Inc.
By:	/s/ BOYD R. PLOWMAN Boyd R. Plowman Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Boyd R. Plowman and Forrest D. Theobald his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Thomas B. Pitcher	Chairman of the Board	February 12, 2003
* Edward B. Caudill	President and Chief Executive Officer, Director	February 12, 2003
/s/ BOYD R. PLOWMAN Boyd R. Plowman	Executive Vice President—Chief Financial Officer (Principal Financial Officer)	February 12, 2003
/s/ JAMES F. SMITH James F. Smith	Vice President—Controller (Principal Accounting Officer)	February 12, 2003
/s/ PAUL D. BORGHESANI Paul D. Borghesani	Director	February 12, 2003
* Loren K. Carroll	Director	February 12, 2003
/s/ MARGARET S. DANO Margaret S. Dano	Director	February 12, 2003

/s/ JAMES L. DOTI James L. Doti	Director	February 12, 2003
* David S. Engelman	Director	February 12, 2003
* J. Michael Hagan	Director	February 12, 2003
* Glenn F. Kummer	Director	February 12, 2003
* Douglas M. Lawson	Director	February 12, 2003
* John T. Montford	Director	February 12, 2003

        *  Boyd R. Plowman, by signing his name hereto, does sign this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission.

By:	/s/ BOYD R. PLOWMAN Boyd R. Plowman Attorney-in-fact

EXHIBITS

NUMBER	DESCRIPTION
4.1	Rights Agreement dated September 15, 1998, as amended on April 30, 2001, by and between Fleetwood Enterprises, Inc. and Fleet National Bank, f/k/a BankBoston, N.A., (incorporated by reference to Fleetwood Enterprises, Inc.'s Current Report on Form 8-K filed on November 10, 1998 and May 30, 2001).
4.2	Amended and Restated Declaration of Trust of Fleetwood Capital Trust dated as of February 10, 1998, by and among Fleetwood Enterprises, Inc. and individual trustees of the Trust (incorporated by reference to Fleetwood Enterprises, Inc.'s Registration Statement on Form S-4 filed April 9, 1998).
4.3	Declaration of Trust of Fleetwood Capital Trust II dated as of June 7, 2001, by and among Fleetwood Enterprises, Inc. and the individual trustees of such Trust (incorporated by reference to Amendment No. 2 to Fleetwood Enterprises, Inc.'s Registration Statement on Form S-4 filed December 5, 2001).
4.4	Form of Amended and Restated Declaration of Trust of Fleetwood Capital Trust II, by and among Fleetwood Enterprises, Inc. and the individual trustees of such Trust (incorporated by reference to Amendment No. 3 to Fleetwood Enterprises, Inc.'s Registration Statement on Form S-4 filed December 10, 2001).
4.5	Declaration of Trust of Fleetwood Capital Trust III, dated as of December 7, 2001, by and among Fleetwood Enterprises, Inc. and the individual trustees of such Trust (incorporated by reference to Amendment No. 3 to Fleetwood Enterprises, Inc.'s Registration Statement on Form S-4 filed December 10, 2001).
4.6	Form of Amended and Restated Declaration of Trust of Fleetwood Capital Trust III, by and among Fleetwood Enterprises, Inc. and the individual trustees of such Trust (incorporated by reference to Amendment No. 3 to Fleetwood Enterprises, Inc.'s Registration Statement on Form S-4 filed December 10, 2001).
4.7	Indenture dated as of February 10, 1998, by and between Fleetwood Enterprises, Inc. and The Bank of New York, as Trustee, used in connection with Fleetwood Enterprises Inc.'s 6% Convertible Subordinated Debentures due 2028 (incorporated by reference to Fleetwood Enterprises Inc.'s Registration Statement on Form S-4 filed April 9, 1998).
4.8	Form of Indenture by and between Fleetwood Enterprises, Inc. and The Bank of New York, as Trustee, used in connection with Fleetwood Enterprises, Inc.'s 9.5% Convertible Trust II Subordinated Debentures due February 15, 2013 (incorporated by reference to Amendment No. 4 to Fleetwood Enterprises, Inc.'s Registration Statement on Form S-4 filed December 11, 2001).
4.9	Form of Indenture by and between Fleetwood Enterprises, Inc. and The Bank of New York, as Trustee, used in connection with Fleetwood Enterprises, Inc.'s 9.5% Convertible Trust III Subordinated Debentures due February 15, 2013 (incorporated by reference to Amendment No. 4 to Fleetwood Enterprises, Inc.'s Registration Statement on Form S-4 filed December 11, 2001).
4.10	Preferred Securities Guarantee Agreement dated as of February 10, 1998, by and between Fleetwood Enterprises, Inc. and The Bank of New York, as preferred guarantee trustee (incorporated by reference to Fleetwood Enterprises Inc.'s Registration Statement on Form S-4 filed April 9, 1998).
4.11	Form of Preferred Securities Guarantee Agreement, by and between Fleetwood Enterprises Inc. and The Bank of New York, as preferred guarantee trustee (incorporated by reference to Amendment No. 3 to Fleetwood Enterprises, Inc.'s Registration Statement on Form S-4 filed December 10, 2001).
4.12	Form of Cash Offer Preferred Securities Guarantee Agreement, by and between Fleetwood Enterprises, Inc. and The Bank of New York, as preferred guarantee trustee (incorporated by reference to Amendment No. 3 to Fleetwood Enterprises, Inc.'s Registration Statement on Form S-4 filed December 10, 2001).

4.13	Form of Common Securities Guarantee Agreement, by Fleetwood Enterprises, Inc. in favor of the holders of the common securities of Fleetwood Capital Trust II (incorporated by reference to Amendment No. 3 to Fleetwood Enterprises, Inc.'s Registration Statement on Form S-4 filed December 10, 2001).
4.14	Form of Cash Offer Common Securities Guarantee Agreement, by Fleetwood Enterprises, Inc. in favor of the holders of the common securities of Fleetwood Capital Trust III (incorporated by reference to Amendment No. 3 to Fleetwood Enterprises, Inc.'s Registration Statement on Form S-4 filed December 10, 2001).
4.15	Form of 6% Convertible Trust Preferred Security due February 15, 2028 (included in the Amended and Restated Declaration of Trust incorporated by reference as Exhibit 4.2 hereto).
4.16	Form of 6% Convertible Subordinated Debenture due February 15, 2028 (included in the Indenture incorporated by reference as Exhibit 4.7 hereto).
4.17	Form of 9.5% Convertible Trust II Subordinated Debenture due February 15, 2013 (included in the Form of Indenture incorporated by reference as Exhibit 4.8 hereto).
4.18	Form of 9.5% Convertible Trust II Preferred Security due February 15, 2013 (included in the Form of Amended and Restated Declaration of Trust incorporated by reference as Exhibit 4.4 hereto).
4.19	Form of 9.5% Convertible Trust III Subordinated Debenture due February 15, 2013 (included in the Form of Indenture incorporated by reference as Exhibit 4.9 hereto).
4.20	Form of 9.5% Convertible Trust III Preferred Security due February 15, 2013 (included in the Form of Amended and Restated Declaration of Trust incorporated by reference as Exhibit 4.6 hereto).
4.21	Registration Rights Agreement dated February 10, 1998, by and among Fleetwood Capital Trust, Fleetwood Enterprises Inc. and PaineWebber Incorporated (incorporated by reference to Fleetwood Enterprises Inc.'s Annual Report on Form 10-K for the year ended April 26, 1998).
5.1	Opinion and consent of Forrest D. Theobald, Senior Vice President and General Counsel.
15.1	Letter of Acknowledgment of Use of Report on Unaudited Interim Financial Information.
23.1	Consent of Forrest D. Theobald, Senior Vice President and General Counsel (included in Exhibit 5.1).
23.2	Consent of Independent Auditors, Ernst & Young LLP.
23.3	We were unable to obtain the consent of Arthur Andersen LLP. See information above under the heading "Experts."
24.1	Power of Attorney (follows the signature page in Part II of the Registration Statement).

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
THE COMPANY
DESCRIPTION OF OUR CAPITAL STOCK
USE OF PROCEEDS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
FORWARD LOOKING STATEMENTS
WHERE YOU CAN FIND MORE INFORMATION
INFORMATION INCORPORATED BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
EXHIBITS